UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2021

CORSAIR GAMING, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39533	82-2335306
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

47100 Bayside Pkwy Fremont, California 94538
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (510) 657-8747

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CRSR	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 29, 2021, the Board of Directors (the “Board”) of Corsair Gaming, Inc. (the “Company”) appointed Thi La and Sarah Mears Kim to the Board, with both appointments effective as of December 29, 2021. Ms. La will serve as a Class III director with a term expiring at the 2023 annual meeting of stockholders and until her successor is elected and qualified or her earlier death, resignation, disqualification, retirement or removal. Ms. Kim will serve as a Class I director with a term expiring at the 2024 annual meeting of stockholders and until her successor is elected and qualified or her earlier death, resignation, disqualification, retirement or removal. The appointments of Ms. La and Ms. Kim will fill the vacant seats created following the Board approving the increase in its number of members from eight to ten.

Ms. La has served as the Company’s President since January 2021 and as the Company’s Chief Operating Officer since August 2013. From May 2010 to August 2013, she served as the Company’s Senior Vice President and General Manager of the gaming PC component unit. Previously, from April 2008 to July 2010, Ms. La served as the Vice President of Global Operations and Information Technology at Opnext, Inc., a designer and manufacturer of optical transponders for communications uses. From 1997 to 2008 she held various positions at HP, including Director of Consumer Desktop PC, Display and Accessories for North America. Ms. La holds a B.S. in Electrical Engineering from San Jose State University.

Ms. Kim has served as Chief Financial and Business Officer of Archipelago, a private AI-driven technology platform, since August 2021. Before joining Archipelago, Ms. Kim worked at ICONIQ Capital’s Family Office, where she served as Senior Vice President, Head of Private Equity and Venture Capital from September 2019 to August 2021 and the Head of Private Markets and Co-Investments from February 2016 to September 2019. She previously worked in private equity for the Stanford Management Company, holding positions of increasing authority and responsibility, from August 2013 to February 2016. Ms. Kim also served on the Board of Directors for ABR Reinsurance Capital Holdings Ltd., a Bermuda-based insurance carrier, from March 2019 to September 2021. Ms. Kim earned her B.S at Stanford University and her M.B.A. at the Wharton School of the University of Pennsylvania.

Pursuant to the Company’s non-employee director compensation program, as a non-employee director, Ms. Kim will be granted (a) an option to purchase shares of the Company’s common stock (the “Common Stock”), that has an aggregate value on the date of grant, which will be December 29, 2021 (the “Grant Date”), of $50,000 (pro-rated for any partial time from Ms. Kim’s start date through the date of the next annual meeting), and (b) restricted stock units with an aggregate value on the Grant Date of $50,000 (pro-rated for any partial time from Ms. Kim’s start date through the date of the next annual meeting). On the date of each annual stockholder meeting, Ms. Kim will also receive an option to purchase shares of Common Stock, which option will have an aggregate value on the date of grant of $50,000, and restricted stock units with an aggregate value on the date of grant of $50,000.

Each of Ms. La and Ms. Kim have no relationships requiring disclosure under Item 404(a) of Regulation S-K. Ms. La and Ms. Kim are not a party to any arrangement or understanding with any other person pursuant to which they were selected as a director.

In addition, Ms. Kim will enter into the Company’s standard indemnification agreement for directors and officers, the form of which was filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed with the SEC on August 21, 2020, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORSAIR GAMING, INC.

Date: January 5, 2022	By:	/s/ Michael G. Potter
Michael G. Potter
Chief Financial Officer (Principal Financial Officer)

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